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                                  EXHIBIT 99.2
                                                                     ANNEX F
                              TAX SHARING AGREEMENT

          This Tax Sharing Agreement (the "Agreement") is being entered into this 17th day of March, 1994, in connection with a Distribution and Indemnity Agreement (the "Distribution Agreement") dated as of March 17, 1994 by and between Litton Industries, Inc., a Delaware corporation ("Litton") and Western Atlas Inc., a Delaware corporation ("Western Atlas"), pursuant to which, among other things, Litton will distribute to holders of its common stock all the issued and outstanding common stock of Western Atlas (the "Western Atlas Distribution"). Litton, on behalf of itself and its present and future subsidiaries (the "Litton Group"), and Western Atlas on behalf of itself and its present and future subsidiaries (the "Western Atlas Group"), are entering into this Agreement to provide for the allocation between the Litton Group and the Western Atlas Group of all responsibilities, liabilities and benefits relating to or affecting Taxes (as hereinafter defined) paid or payable by either of them for all taxable periods, whether beginning before or after the Distribution Date (as hereinafter defined) and to provide for certain other matters.

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                                    ARTICLE I

                                   DEFINITIONS

          As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and the plural forms of the terms defined):

          "Accounting Firm" shall have the meaning assigned to such term in
Section 3.01(b)(2) of this Agreement.

          "Acquisition" shall have the meaning assigned to such term in Section 3.06(b) of this Agreement.

          "Carryback Item" shall have the meaning assigned to such term in
Section 3.08(b) of this Agreement.

          "Cash Equivalent" shall have the meaning assigned to such term in
Section 3.03(h)(2) of this Agreement.

          "Code" means the Internal Revenue Code of 1986, as amended, or any successor statute, and shall include corresponding provisions of any subsequently enacted federal tax laws.

          "Distribution Agreement" shall have the meaning assigned to such term in the preface to this Agreement.

          "Distribution Date" means the date determined by Litton Board of Directors as of which the Western Atlas


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Distribution shall be effected, which is presently contemplated to be March 17,
1994.

          "Dresser Agreement" shall have the meaning assigned to such term in
Section 5.04 of this Agreement.

          "Filed Western Atlas Group Separate Tax Liability" means the amount determined pursuant to Section 3.01(b) for fiscal 1993 and fiscal 1994.

          "Final Determination" shall mean the final resolution of liability for any tax for a taxable period (i) by IRS Form 870 or 870-AD (or any successor forms thereto), on the date of acceptance by or on behalf of the IRS, or by a comparable form under the laws of other jurisdictions; except that a Form 870 or 870-AD or comparable form that reserves (whether by its terms or by operation of law) the right of the taxpayer to file a claim for refund and/or the right of the taxing authority to assert a further deficiency shall not constitute a Final Determination; (ii) by a decision, judgment, decree, or other order by a court of competent jurisdiction, which has become final and unappealable; (iii) by a closing agreement or accepted offer in compromise under Section 7121 or 7122 of the Code, or comparable agreements under the laws of other jurisdictions; (iv) by any allowance of a refund or credit in respect of an overpayment of Tax, but only after the expiration of all periods during which such refund may be recovered (including by way of off-

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set) by the Tax imposing jurisdiction; or (v) by any other final disposition of liability in respect of a Tax provided for under applicable law, including by reason of the expiration of the applicable statute of limitations.

          "Intermec Reserve" shall have the meaning assigned to such term in
Section 3.11 of this Agreement.

          "Intermec Tax" shall have the meaning assigned to such term in Section
3.11 of this Agreement.

          "IRS" means the Internal Revenue Service.

          "Joint Return" means a state income tax return, including, but not limited to, a unitary, combined or consolidated state income tax return, that includes at least one Litton Business and at least one Western Atlas Business and that was filed by Litton or any member of the Litton Group.

          "Litton Adjustment" shall have the meaning assigned to such term in
Section 3.01(b)(2)(A) of this Agreement.

          "Litton Business" means any present or future subsidiary, division or business of any member of the Litton Group, other than a present or future subsidiary, division or business of any member of the Western Atlas Group. Litton Business also shall include any former subsidiary,

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division or business of Litton not listed on Schedule A hereto.

          "Litton Consolidated Group" means with respect to any taxable period, the affiliated group of corporations of which Litton is the common parent (within the meaning of Section 1504 of the Code).

          "Litton Group" shall have the meaning assigned to such term in the preface to this Agreement.

          "Litton Issue" shall have the meaning assigned to such term in Section 3.04(a) of this Agreement.

          "1994 Stub Period" shall have the meaning assigned to such term in
Section 3.01(a) of this Agreement.

          "Notification Date" shall have the meaning assigned to such term in
Section 3.01(b)(2)(B) of this Agreement.

          "Other Tax Return" means any Tax Return other than (1) a federal income tax return, (2) a state or local tax return and (3) a foreign tax return.


          "Pre-Distribution Year" means any taxable year beginning before the Distribution Date during which any member of the Western Atlas Group was included in the Litton Consolidated Group.

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          "Restructuring Taxes" means any Taxes, including related interest, penalties and additions to Tax, resulting from the failure of the Western Atlas Distribution to qualify as a distribution described in Section 355 of the Code or corresponding provisions of state tax law. Restructuring Taxes shall not include any investment tax credit recaptured pursuant to Code Section 47(a) with respect to Code Section 38 property transferred by Litton to Western Atlas in connection with the Western Atlas Distribution.

          "Separate Tax Liability" means, with respect to fiscal 1993 or fiscal 1994, the federal income tax liability of any member of the Western Atlas Group that was a member of the Litton Consolidated Group at any time during such fiscal year, as calculated by Litton in accordance with past practice; provided, however, that items arising as a result of the Western Atlas Distribution and reflected in the Federal Form 1120 of Western Atlas or any member of the Western Atlas Group, but which have no impact on the federal income tax return of the Litton Consolidated Group, will not be taken into account in determining Separate Tax Liability.

          "Tax" means any of the Taxes.

          "Taxes" means all forms of taxation, whenever created or imposed, and whether of the United States or elsewhere, and whether imposed by a local, municipal, governmen-

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tal, state, federation or other body, and without limiting the generality of the foregoing, shall include income, sales, use, ad valorem, gross receipts, value added, franchise, transfer, recording, withholding, payroll, employment, excise, occupation, premium and property taxes, together with any related interest, penalties and additions to any such tax, or additional amounts imposed by any taxing authority (domestic or foreign) upon the Western Atlas Group, the Litton Group or any of their respective members or divisions or branches.

          "Tax Benefit" means any item of loss, deduction, credit or any other Tax Item which decreases Taxes paid or payable.

          "Tax Detriment" means any item of income, gain, recapture of credit or any other Tax Item which increases Taxes paid or payable.

          "Tax Item" means any item of income, gain, loss, deduction, credit, recapture of credit or any other item which increases or decreases Taxes paid or payable, including an adjustment under Code Section 481 resulting from a change in accounting method.

          "Tax Reserve" shall have the meaning assigned to such term in Section
5.01 of this Agreement.

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          "Tax Return" means any return, filing, questionnaire or other document required to be filed, including requests for extensions of time, filings made with estimated tax payments, claims for refund and amended returns that may be filed, for any period with any taxing authority (whether domestic or foreign) in connection with any Tax or Taxes (whether or not a payment is required to be made with respect to such filing).

          "Unrelated Person" means any person (within the meaning of Section 7701(a)(1) of the Code) other than a party hereto or a corporation that is a subsidiary of such party immediately prior to the Acquisition of such party's stock or assets.

          "Western Agreement" shall have the meaning assigned to such term in
Section 5.04 of this Agreement.

          "Western Atlas Business" means any present or future subsidiary, division or business of any member of the Western Atlas Group which is not, or is not contemplated by the Distribution Agreement to be, part of the Litton Group immediately after the Western Atlas Distribution. Western Atlas Business shall include any subsidiary, division or business listed on Schedule A hereto.

          "Western Atlas Distribution" shall have the meaning assigned to such term in the preface to this Agreement.

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          "Western Atlas Group" shall have the meaning assigned to such term in the preface to this Agreement.

          "Western Atlas Group Separate State Tax Liability" shall have the meaning assigned to such term in Section 3.02(b) of this Agreement.

          "Western Atlas Group Separate Tax Liability" means, with respect to fiscal 1993 or fiscal 1994, the sum of the Separate Tax Liabilities of Western Atlas Group members that were members of the Litton Consolidated Group at any time during such year.

          "Western Atlas Indemnity Issue" shall have the meaning assigned to such term in Section 4.01(a) of this Agreement.

          "Western Atlas Issue" shall have the meaning assigned to such term in
Section 3.04(a) of this Agreement.

          "Western Atlas Notice" shall have the meaning assigned to such term in Section 3.01(b)(2)(B) of this Agreement.

                                   ARTICLE II

                              FILING OF TAX RETURNS

          Section 2.01. MANNER OF FILING. All Tax Returns filed after the Distribution Date shall be prepared on a basis which is consistent with any opinion of counsel

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obtained by Litton in connection with the Western Atlas Distribution and shall be filed on a timely basis (including extensions) by the party responsible for such filing under this Agreement. In the absence of a change in controlling law, all Tax Returns filed after the date of this Agreement shall be prepared on a basis consistent with the elections, accounting methods, conventions, and principles of taxation used for the most recent taxable periods for which Tax Returns involving similar Tax Items have been filed, except to the extent that an inconsistent position would not result in a Tax Detriment to the other party. Subject to the provisions of this Agreement, all decisions relating to the preparation of Tax Returns shall be made in the sole discretion of the party responsible under this Agreement for such preparation.

          Section 2.02.  PRE-DISTRIBUTION TAX RETURNS.

          (a) Except as otherwise provided in this Section 2.02, all Tax Returns required to be filed for periods beginning before the Distribution Date shall be filed by Litton or the appropriate Litton Business.

          (b) State and local tax returns (other than Joint Returns) and Other Tax Returns for all taxable periods beginning before the Distribution Date shall be filed by the Litton Business or Western Atlas Business, as the case may

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be, which had responsibility for filing such return for the last taxable period ending prior to the Distribution Date.

          (c) All foreign Tax Returns for taxable periods beginning before the Distribution Date shall be filed by the legal entity which had responsibility for filing such return for the last taxable period ending prior to the Distribution Date, regardless of whether such entity was a member of the Litton Group or the Western Atlas Group before or after the Distribution Date.

          Section 2.03. POST-DISTRIBUTION TAX RETURNS. All Tax Returns of the Western Atlas Group for periods beginning after the Distribution Date shall be filed by Western Atlas or the appropriate Western Atlas Business and all Tax Returns of the Litton Group for periods beginning after the Distribution Date shall be filed by Litton or the appropriate Litton Business.

                                   ARTICLE III

                                PAYMENT OF TAXES

          Section 3.01.  UNFILED FEDERAL TAXES FOR PREDISTRIBUTION PERIODS.
(a) On or about September 15, 1993, Litton paid to members of the Western Atlas Group a sum equal to the difference between (i) Litton's estimate of the Western Atlas Group Separate Tax Liability for fiscal 1993, and (ii) an amount equal to all payments previously made to

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Litton with respect thereto by the Western Atlas Group or any member thereof. On or about February 1, 1994, Western Atlas shall deliver to Litton an estimate, prepared as Litton shall direct, of the taxable income of each member of the Western Atlas Group that was a member of the Litton Consolidated Group at any time in fiscal 1994, for the period beginning on August 2, 1993 and ending on the last day in which the members of the Western Atlas Group are includible in the Litton Consolidated Group (the "1994 Stub Period"). On or about March 15, 1994, Western Atlas shall pay to Litton, or Litton shall pay to Western Atlas, as appropriate, a sum equal to the difference (if any) between (i) Litton's estimate of the Western Atlas Group Separate Tax Liability for the 1994 Stub Period, and (ii) an amount equal to all payments previously made to Litton with respect thereto by the Western Atlas Group or any member thereof. Not later than one business day before March 15, 1994, Litton shall deliver to Western Atlas a schedule showing its estimate of the Western Atlas Group Separate Tax
Liabilities for the 1994 Stub Period and the amount payable by Western Atlas to Litton, or by Litton to Western Atlas, as the case may be, pursuant to this
Section 3.01(a).

          (b) Western Atlas shall pay to Litton, or Litton shall pay to Western Atlas, as appropriate, an amount reflecting the difference (if any) between (i) the Filed Western Atlas Group Separate Tax Liability for fiscal 1993

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or the 1994 Stub Period, as the case may be, and (ii) an amount equal to all estimated federal income tax payments made by Western Atlas with respect to each such period. Such payment shall be made on or before March 15, 1994, with respect to such difference for fiscal 1993, and on or before October 15, 1994, with respect to such difference for the 1994 Stub Period. The Filed Western Atlas Group Separate Tax Liability for fiscal 1993 and for the 1994 Stub Period shall be determined pursuant to the following procedures:

                    (1) On or before January 14, 1994, Western Atlas shall
               deliver to Litton all information (including without limitation, Federal Form 1120, prepared on a separate basis in accordance with past practice, together with schedules, statements and supporting documentation) as Litton may reasonably request from time to time, with respect to each member of the Western Atlas Group that was a member of the Litton Consolidated Group at any time in fiscal 1993, for the preparation of the federal income tax return of the Litton Consolidated Group for fiscal 1993. On or before August 12, 1994, Western Atlas shall deliver to Litton all such information with respect to each member of the Western Atlas Group that was a member of the

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               Litton Consolidated Group at any time in fiscal 1994, for the preparation of the federal income tax return of the Litton Consolidated Group for fiscal 1994. All information provided by Western Atlas pursuant to this paragraph shall correctly reflect the facts regarding the income, properties, operations and status of each such member of the Western Atlas Group and shall be prepared applying elections and methods of accounting that are consistent with those made or used by such member in prior taxable periods.

                    (2) (A) Litton shall make any adjustments to the information so submitted that it deems appropriate (individually, a "Litton Adjustment") and shall prepare and file the consolidated federal income tax returns for the Litton Consolidated Group for fiscal 1993 and fiscal 1994. Litton shall determine, in good faith, the Western Atlas Group Separate Tax Liability for fiscal 1993 or fiscal 1994, as the case may be. Litton shall notify Western Atlas in writing of the amount of such liability no later than January 28, 1994, in respect of the Western Atlas Group Separate Tax Liability for fiscal 1993, and no later

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               than August 26, 1994, in respect of the Western Atlas Group
               Separate Tax Liability for fiscal 1994. Such notification shall include an explanation of the basis for any Litton adjustments and a copy of the calculations of the Western Atlas Group Separate Tax Liability.

                    (B) On or before February 4, 1994, with respect to fiscal
               1993, and on or before September 2, 1994, with respect to fiscal 1994, Western Atlas shall provide Litton with written notice (the "Western Atlas Notice") of all Litton Adjustments with which Western Atlas disagrees, together with the grounds for such disagreement and any supporting documentation.

                    If and to the extent that any Litton Adjustments remain in dispute, Litton shall provide to any branch of a nationally recognized accounting firm not then engaged by either party as its primary auditor (hereinafter, "Accounting Firm") all portions of the Western Atlas Notice pertaining to the disputed Litton Adjustments, together with a statement of Litton's position with respect to each such adjustment and any supporting docu-

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               mentation. Litton shall provide such information to Accounting
               Firm no later than February 11, 1994, with respect to fiscal 1993, and no later than September 9, 1994, with respect to fiscal 1994. Accounting Firm shall resolve all disputed Litton Adjustments and shall notify the parties of such resolution, which shall be binding on the parties hereto. Such notification shall be given on or before March 11, 1994, with respect to fiscal 1993, and on or before October 7, 1994 with respect to fiscal 1994 (respectively, a "Notification Date"). Any communication by either party with Accounting Firm prior to the applicable Notification Date shall be in writing, with a copy simultaneously furnished to the other party. If Accounting Firm cannot resolve a disputed Litton Adjustment by the applicable Notification Date, Litton shall use its sole discretion in reflecting such disputed Litton Adjustment on its federal income tax return(s). Accounting Firm shall be directed to proceed to a resolution of such disputed Litton Adjustment as soon as practicable, and, if such resolution differs from the manner in which the disputed Litton Adjustment was reflected on Litton's federal income tax

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               return(s), Litton shall file amended return(s) reflecting such difference. Litton shall make the appropriate adjustments to the amount of the Filed Western Atlas Group Separate Tax Liability for fiscal 1993 or fiscal 1994, as the case may be, and shall promptly pay Western Atlas any balance otherwise due Western Atlas on March 15, 1994 or October 15, 1994, as the case may be.

                    (3) Either party may extend any date referenced in this
               Section 3.01(b) with the consent of the other party, and such consent shall not be unreasonably withheld.

          Section 3.02. UNFILED JOINT RETURNS FOR PRE-DISTRIBUTION PERIODS. (a) On or before March 1, 1994, Western Atlas shall deliver to Litton all information (including, without limitation, schedules, statements and supporting documentation), as Litton may reasonably request from time to time, with respect to each member of the Western Atlas Group that Litton, in its sole discretion, deems includible in the filing of a Joint Return for fiscal 1993. On or before September 15, 1994, Western Atlas shall deliver to Litton all such information for fiscal 1994. All information provided by Western Atlas pursuant to this paragraph shall correctly reflect the facts regarding the income, properties, operations and status of each member of

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the Western Atlas Group and shall be prepared applying elections and methods of accounting that are consistent with those made or used by such member in prior taxable periods.

          (b) Litton shall adjust the information so submitted in good faith and shall prepare and file all Joint Returns for fiscal 1993 and fiscal 1994. Litton shall determine, in a manner consistent with past practice, the sum of the separate state income tax liabilities of each member of the Western Atlas Group included in a Joint Return for fiscal 1993 or fiscal 1994 (the "Western Atlas Group Separate State Tax Liability"), and its good faith determination shall be binding on the parties hereto. Litton shall notify Western Atlas in writing of the amount of the Western Atlas Group Separate State Tax Liability no later than one business day before the applicable payment date specified in Section 3.02(c). Such notification shall include an explanation of the basis for any adjustments Litton has made to the information provided by Western Atlas and a copy of the calculation of the Western Atlas Group Separate State Tax Liability.

          (c) On or before June 15, 1994, Western Atlas shall pay to Litton the amount of the Western Atlas Group Separate State Tax Liability for fiscal 1993. On or before June 15, 1995, Western Atlas shall pay to Litton the amount of the Western Atlas Group Separate State Tax Liability for fiscal 1994.

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          Section 3.03.  CHANGE IN PRE-DISTRIBUTION YEAR FEDERAL RETURNS. (a)
The parties acknowledge that there has not yet been a Final Determination of the federal income tax liability of the Litton Group for any taxable year after fiscal 1982 and that certain members of the Western Atlas Group were included in the Litton Consolidated Group from the beginning of fiscal 1983 through the Distribution Date. Except as otherwise provided in this Agreement, Litton and each member of the Litton Group shall jointly and severally indemnify Western Atlas and each member of the Western Atlas Group against and hold them harmless from federal income taxes for all periods beginning before the Distribution Date and shall be entitled to receive and retain all refunds of federal income taxes with respect to periods beginning before the Distribution Date.

          (b) If as a result of any audit, amendment or other change in a consolidated federal income tax return as filed by Litton with respect to any period beginning before the Distribution Date, the Final Determination of an adjustment to any Tax Item generates a Tax Detriment for any period beginning before the Distribution Date and a corresponding Tax Benefit for Western Atlas or any of the Western Atlas Businesses for any period beginning after the Distribution Date (a "Reimbursable Adjustment"), then Litton shall notify Western Atlas of such Reimbursable Adjustment.

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          (c) Within ninety (90) days of receiving notice of a Reimbursable
Adjustment that generates a Tax Benefit for Western Atlas or any member of the Western Atlas Group for any taxable period(s) with respect to which (i) a federal income tax return has been filed, and (ii) the applicable statute of limitations has not expired, Western Atlas (or the appropriate member of the Western Atlas Group) shall file a refund claim pursuant to Code Section 6511 reflecting such Tax Benefit. Western Atlas shall, within 10 days after receipt, pay to Litton any refunds received by Western Atlas resulting from the filing of a refund claim pursuant to the preceding sentence, together with any interest refunded with respect thereto. In the event that Western Atlas would have received a refund with respect to such claim had such refund not been offset by the United States Government against deficiencies, interest or penalties assessed against Western Atlas or any member of the Western Atlas Group, Western Atlas shall pay to Litton, within 10 days after receipt of written notice of such offset, an amount equal to the amount of such offset, together with interest at the overpayment rate established under Section 6621 of the Code. If, for any taxable year, Western Atlas is required to and does make a repayment to the IRS of any portion of a refund described herein, then Litton shall pay to Western Atlas, within 10 days following the date Western Atlas notifies Litton of such repayment, the amount of such repayment, including related interest.

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          (d) In the event that Western Atlas receives notice of a Reimbursable
Adjustment that generates a Tax Benefit for Western Atlas or any member of the Western Atlas Group for any taxable period(s) with respect to which a federal income tax return has not been filed, then Western Atlas (or the appropriate member of the Western Atlas Group) shall file federal Form 1120(s) reflecting such Tax Benefit and shall pay to Litton, no later than thirty (30) days after the filing of such return(s), the amount by which such Tax Benefit actually reduces the federal income taxes payable by Western Atlas or such member of the Western Atlas Group with respect to such taxable period(s), using the appropriate statutory income tax rate applicable to such period(s). If, pursuant to a Final Determination for any taxable year, Western Atlas is required to and does make a payment to the IRS representing any portion of the amount paid to Litton pursuant to the preceding sentence, then Litton shall pay to Western Atlas, within 10 days following the date Western Atlas notifies Litton of such payment to the IRS, the amount of such payment, including related interest.

          (e) Litton may notify Western Atlas of a Reimbursable Adjustment prior to the Final Determination of such adjustment if Litton, in its sole discretion, determines that such Reimbursable Adjustment may, upon Final Determination, generate a Tax Benefit for Western Atlas with

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respect to which a refund claim may be barred by the applicable statute of limitations. If Litton so requests, Western Atlas shall file a refund claim for the appropriate taxable period(s) reflecting such Tax Benefit, and shall pay to Litton any Tax and interest refunded with respect thereto under the terms and conditions set forth in subsection (c) of this Section 3.03. All refund claims filed by Western Atlas pursuant to this Section 3.03(e) shall be prepared in cooperation with Litton, shall fully explain the circumstances giving rise to the claim and shall be identified with the notation "Protective Claim".

          (f) If as a result of any audit, amendment or other change in a federal income tax return filed by Western Atlas with respect to any period beginning after the Distribution Date, an adjustment to any Tax Item generates a Tax Detriment to Western Atlas or any Western Atlas Business and a corresponding Tax Benefit for Litton or any Litton Business for any taxable period, then the provisions of subsections (b), (c), (d) and (e) of this Section 3.03 shall be applied by substituting Litton for Western Atlas and Western Atlas for Litton, as the context requires.

          (g) Any payment not made on or before the last day on which such payment could be timely made under this Section 3.03 shall thereafter bear interest at the rate established for large corporate underpayments pursuant to
Section 6621(c)(1) of the Code.

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

          (h) Notwithstanding any provision of this Agreement to the contrary,
(1) the total amount payable by Western Atlas to Litton with respect to any Reimbursable Adjustment pursuant to subsections (c), (d) and/or (e) of this
Section 3.03, together with the amount (if any) paid to Litton pursuant to
Section 3(a) of the Dresser Agreement with respect to the same adjustment, shall not exceed the amount of the Taxes (excluding penalties) paid by Litton with respect to such adjustment; and (2) no payment shall be made under this Section
3.03 by either party in respect of a Tax Benefit recognized by such party as a result of (i) a stock for stock exchange; (ii) a statutory merger; or (iii) a sale of assets for consideration other than cash, cash equivalents (within the meaning of Rev. Rul. 66-290, 1966-2 C.B. 112) ("Cash Equivalents") and/or notes or other obligations which provide for ultimate payment in cash or Cash Equivalents.

          Section 3.04. CHANGE IN PRE-DISTRIBUTION YEAR STATE, LOCAL OR OTHER RETURN. (a) Except as otherwise provided in this Section 3.04, if as a result of any audit, amendment or other change in a state or local tax return or any Other Tax Return filed with respect to any period beginning before the Distribution Date, there is an adjustment to any Tax Item, then Litton shall be responsible for and shall hold Western Atlas harmless from any such adjustment generated by or attributable to Litton or any Litton

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Business (a "Litton Issue"), and Western Atlas shall be responsible for and shall hold Litton harmless from any such adjustment generated by or attributable to Western Atlas or any Western Atlas Business (a "Western Atlas Issue"). If a Western Atlas Issue arises with respect to a Joint Return, then (1) any contest of such Western Atlas Issue shall be controlled by Litton and (2) any amounts payable by or to Western Atlas in respect of such Western Atlas Issue shall be determined in a manner consistent with past practice by Litton, whose good faith determination shall be binding on the parties hereto.

          (b) Any payment required to be made under this Section 3.04 shall be exclusive of interest and penalties and shall be made no later than 10 days after the party required to make such payment receives written notice of a Final Determination of the Litton Issue or Western Atlas Issue, as the case may be, giving rise to such payment; provided, however, that no payment shall be due under this Section 3.04 unless the total amount payable with respect to any individual state or local return or Other Tax Return by Litton or by Western Atlas, as the case may be, equals or exceeds $5,000. Any payment not made within the 10-day period described in the preceding sentence shall thereafter bear interest at the rate established for large corporate underpayments pursuant to
Section 6621(c)(1) of the Code.

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          Section 3.05. CHANGE IN PRE-DISTRIBUTION YEAR FOREIGN RETURN. Any
legal entity responsible for filing a foreign Tax Return with respect to any taxable period beginning prior to the Distribution Date shall be responsible for the payment of all Taxes, penalties and interest whenever assessed, due or payable in connection therewith and shall be entitled to all refunds, whenever granted, attributable thereto, regardless of whether such legal entity is a member of the Litton Group or the Western Atlas Group before or after the Distribution Date.

          Section 3.06. RESTRUCTURING TAXES. (a) Notwithstanding any other provision of this Agreement to the contrary, and except as otherwise provided in this Section 3.06, Litton shall pay fifty percent (50%) of all Restructuring Taxes and Western Atlas shall pay fifty percent (50%) of all Restructuring Taxes. Western Atlas and each member of the Western Atlas Group will jointly and severally indemnify Litton and each member of the Litton Group against and hold them harmless from any payment of Restructuring Taxes in excess of fifty percent (50%) of such taxes, and Litton and each member of the Litton Group will jointly and severally indemnify Western Atlas and each member of the Western Atlas Group against and hold them harmless from any payment of Restructuring Taxes in excess of fifty percent (50%) of such taxes.

          (b) In the event that any Restructuring Taxes are attributable to the acquisition ("Acquisition") of fifty percent (50%) or more of the stock or assets of Litton or Western Atlas by an Unrelated Person, then the party so acquired, or the party whose assets were so acquired, as the case may be, shall pay and shall indemnify and hold harmless the other party to this Agreement from and against any and all Restructuring Taxes and from and against any costs whatsoever connected with such taxes, including, but not limited to, fees, interest, penalties and reasonable attorneys' fees. For purposes of this Section 3.06(b), a Restructuring Tax is attributable to an Acquisition if the Acquisition occurs prior to the assessment of such Restructuring Tax.

          (c) Any payment required to be made pursuant to this Section 3.06 shall be made no later than 10 days after the payor receives written notice of a Final Determination of such Restructuring Taxes. Any payment not so made within 10 days shall thereafter bear interest at the rate established for large corporate underpayments pursuant to Section 6621(c)(1) of the Code.

          Section 3.07. LIABILITY FOR TAXES WITH RESPECT TO POST-DISTRIBUTION PERIODS. Unless otherwise provided in this Agreement, the Litton Group shall pay all Taxes and shall be entitled to receive and retain all refunds of Taxes with respect to periods beginning after the Distribution

Date which are attributable to Litton Businesses. Unless otherwise provided in this Agreement, the Western Atlas Group shall pay all Taxes and shall be entitled to receive and retain all refunds of Taxes with respect to periods beginning after the Distribution Date which are attributable to Western Atlas Businesses.


          Section 3.08. CARRYBACKS. (a) If, for any taxable year beginning on or after the Distribution Date, a member of the Western Atlas Group (or a successor to such member) incurs a net operating loss that may be carried back to a Pre-Distribution Year in which such member was a member of the Litton Consolidated Group, such member shall make an election pursuant to Section 172(b)(3) of the Code, unless Litton, in its sole discretion, consents to treat such net operating loss as a Carryback Item pursuant to paragraph (b) of this
Section 3.08.

          (b) If, for any taxable year beginning on or after the Distribution Date, a member of the Western Atlas Group (or a successor to such member) incurs a net capital loss, business tax credit, or foreign tax credit (each a "Carryback Item") that may be carried back to a consolidated federal income tax return which was filed by the Litton Consolidated Group, Western Atlas (or such member of the Western Atlas Group) may file a refund claim pursuant to Code section 6411 reflecting such Carryback Item. In the event that Western Atlas (or such member of the Western

Atlas Group) shall not elect to file such a claim (or shall not be eligible to file such claim under applicable law), Litton shall, at the request and expense of Western Atlas, file amended returns or refund claims reflecting such Carryback Item. Litton shall, within 10 days after receipt, pay to Western Atlas any refunds received by Litton resulting from the filing of a refund claim pursuant to the foregoing provisions of this Section 3.08(b), together with any interest refunded with respect thereto. In the event that Litton would have received a refund with respect to such claim had such refund not been offset by the United States Government against deficiencies, interest or penalties assessed against the Litton Consolidated Group or any member thereof (other than deficiencies, interest or penalties attributable to (i) the operations of the Western Atlas Group and with respect to which the Western Atlas Group would otherwise be responsible under the terms of this Agreement or (ii) a taxable year of the Litton Consolidated Group for which the statute of limitations has expired), Litton shall pay to Western Atlas, within 10 days after receipt of notice of such offset, an amount equal to the amount of such offset, together with interest at the overpayment rate established under Section 6621 of the Code. To the extent that a member of the Litton Group or a member of the Western Atlas Group receives a double benefit as a result of this Section 3.08(b) and the operation of the Code, Litton or Western Atlas, respectively, will compensate

Western Atlas or Litton, respectively, for the duplication of the benefit. If, for any taxable year, Litton is required to and does make a repayment to the IRS of any portion of a refund described herein, then Western Atlas shall pay to Litton, within 10 days following the date Litton notifies Western Atlas of such repayment, the amount of such repayment, including interest.

          Section 3.09.  STATUTES OF LIMITATIONS.

          (a) Except as otherwise provided in this Agreement, Western Atlas or Litton may allow a statute of limitations to expire, extend a statute, or make exceptions for any Tax Item in a final agreement with the IRS in respect of any taxable period ending after the Distribution Date, as Western Atlas or Litton in its sole discretion may determine.

          (b) At least six months prior to the expiration of the statute of limitations for any taxable period of Western Atlas, Western Atlas shall advise Litton in writing of the date of such expiration.

          Section 3.10. EARNINGS AND PROFITS. The allocation of earnings and profits described in Section 312(h) of the Code and Treas. Reg. Section 1.312-10 shall be made by Litton in its sole discretion and its good faith determination shall be binding on the parties hereto. Litton shall pro-vide such allocation to Western Atlas on or before April 15, 1996.

          Section 3.11. LIABILITY FOR INTERMEC TAXES. Notwithstanding any other provision of this Agreement to the contrary, Western Atlas shall represent Intermec Corporation in connection with, and shall pay and hold harmless Litton from and against any and all Taxes, together with related penalties and interest, assessed in respect of any audit, amendment or other change in a Tax Return filed by or on behalf of Intermec Corporation for any taxable period ending prior to the date upon which Intermec Corporation became a member of the Litton Consolidated Group (hereinafter, "Intermec Taxes"); provided however, that Western Atlas's aggregate after-tax liability for Intermec Taxes under this
Section 3.11 shall not exceed the amount of the applicable Tax Reserve as reflected on Schedule B hereto (the "Intermec Reserve"). Litton shall pay and hold harmless Western Atlas from and against any and all Intermec Taxes in excess of the amount payable by Western Atlas pursuant to the preceding sentence. Neither Intermec Taxes, nor the Intermec Reserve, shall include any Taxes attributable to the shifting of any Tax Item from one taxable period to another.

          Section 3.12. BREACH. Litton shall indemnify and hold harmless each member of the Western Atlas Group and Western Atlas shall indemnify and hold harmless each member of the Litton Group from and against any Taxes, penalties or interest required to be paid as a result of the breach by a member of the Litton Group or the Western Atlas Group, as the case may be, of any obligation under this Agreement.

                                   ARTICLE IV
               INDEMNITY: COOPERATION AND EXCHANGE OF INFORMATION

          Section 4.01.  INDEMNITY.

          (a) Litton shall have full responsibility and discretion in the handling of any federal income tax controversy, including, without limitation, any audit, protest to the Appeals Division of the IRS, or litigation in Tax Court or any other court of competent jurisdiction, involving a Tax Return of the Litton Consolidated Group. Upon request by Litton, Western Atlas or any member of the Western Atlas Group shall use its reasonable best efforts to cooperate in a defense in any such federal income tax controversy with respect to any Reimbursable Adjustment, or any Restructuring Tax, for which Western Atlas could be liable under Section 3.03 or 3.06 of this Agreement (hereinafter, a "Western Atlas Indemnity Issue").

          (b) Litton shall (i) promptly notify Western Atlas of any inquiries by any taxing authority or any other administrative, judicial or other governmental authority that relate to any Western Atlas Indemnity Issue or any liability of any member of the Western Atlas Group that might arise under this Agreement,
(ii) shall provide Western

Atlas with such notice and information as is necessary to keep Western Atlas reasonably apprised of the progress of any audit or proceeding involving a Western Atlas Indemnity Issue and (iii) shall in good faith consider all reasonable suggestions of Western Atlas with respect to the contest of such issue. Western Atlas shall promptly notify Litton of any inquiries by any taxing authority or any other administrative, judicial or other governmental authority that relate to any Tax that may be imposed on any member of the Litton Group or any liability of any member of the Litton Group that might arise under this Agreement.

          Section 4.02. COOPERATION AND EXCHANGE OF INFORMATION. (a) Litton, on behalf of itself and each member of the Litton Group, agrees to provide the Western Atlas Group, and Western Atlas, on behalf of itself and each member of the Western Atlas Group, agrees to provide the Litton Group, with such cooperation and information as the other shall reasonably request in connection with the preparation or filing of any Tax Return or claim for refund contemplated by this Agreement or in conducting any audit or other proceeding in respect of Taxes. Such cooperation and information shall include without limitation promptly forwarding copies of appropriate notices and forms or other communications received from or sent to any taxing authority which relate to Litton Businesses in the case of the Western Atlas Group and Western Atlas Businesses in the case of the

Litton Group, or which relate to any Tax Item for which the other party may bear responsibility under the terms of this Agreement, and providing copies of all relevant Tax Returns, together with accompanying schedules and related workpapers, documents relating to rulings or other determinations by taxing authorities, including without limitation, foreign taxing authorities, and records concerning the ownership and tax basis of property, which either party may possess. Litton shall make available to Western Atlas any information in Litton's possession that would enable Western Atlas to compute the tax basis of its assets or stock. Western Atlas shall collect and make available to Litton foreign tax receipts with respect to periods beginning before the Distribution Date, regardless of when such foreign tax receipts are issued. Each party shall make its employees and facilities available on a mutually convenient basis to provide explanation of any documents or information provided hereunder. However, neither party or its employees shall make any voluntary disclosures to any taxing authority, respecting any taxable period or Tax Item for which the other party may bear responsibility under the terms of this Agreement, without the specific prior consent of such other party, which consent shall not be unreasonably withheld.

          (b) Subject to subsection (d) of this Section 4.02, Western Atlas and Litton agree to retain all Tax Returns, related schedules and workpapers, and all material records and other documents relating thereto existing on the date hereof or created through or with respect to periods ending on or before July 31, 1994, until the expiration of the statute of limitations (including extensions) of the taxable years to which such Tax Returns and other documents relate and until the Final Determination of any payments which may be required in respect of such years under this Agreement. Litton and Western Atlas agree to advise each other promptly of any such Final Determination.

          (c) If any member of the Litton Group or the Western Atlas Group, as the case may be, fails to provide any information requested pursuant to Section 3.01(b)(1), Section 3.02(a) or this Section 4.02 by (i) the date(s) specified in such Section or (ii) if no date is specified, within a reasonable period, as determined in good faith by the party requesting the information, then the requesting party shall have the right to engage a public accountant of its choice to gather such information. Western Atlas and Litton, as the case may be, agree upon 24 hours' notice, in the case of a failure to provide information pursuant to Section 3.01(b)(1) or Section 3.02(a) of this Agreement, and otherwise upon 30 days' notice after the expiration of such reasonable period, to permit any such public accountant full access to all appropriate records or other information in the possession of any member of the Litton Group or the Western Atlas Group, as the case may be, during reasonable business hours and to reimburse or pay directly all costs and expenses in connection with the engagement of such public accountant.

          (d) Upon the expiration of any statute of limitations, the documentation of Litton or Western Atlas or any member of their respective groups, including without limitation, books, records, Tax Returns and all supporting schedules and information relating thereto, shall not be destroyed or disposed of unless (i) the party proposing such destruction or disposal provides sixty (60) days prior written notice to the other party describing in reasonable detail the documentation to be destroyed or disposed of, and (ii) the recipient of such notice agrees in writing to such destruction or disposal. If the recipient of such notice objects, then the party proposing the destruction or disposal shall promptly deliver such materials to the objecting party at the expense of the objecting party.

          Section 4.03. RELIANCE ON EXCHANGED INFORMATION. If either Litton or Western Atlas, or a member of their respective groups, supplies information to another party upon such party's request, and an officer of the requesting party intends to sign a statement or other document under penalties of perjury in reliance upon the accuracy of such information, then a duly authorized officer of the party supplying such information shall certify, to the best of such party's knowledge, the accuracy and completeness of the information so supplied.

                                    ARTICLE V

                                  MISCELLANEOUS

          Section 5.01. RESERVES. The parties agree that all accrued taxes, tax reserves and other tax balances in the balance sheet accounts of Litton and its subsidiaries as of the Distribution Date, including but not limited to Financial Consolidations accounts (hereinafter, "Tax Reserves"), shall remain with the Litton Group after the Western Atlas Distribution, except for those Tax Reserves which shall belong to the Western Atlas Group upon the Western Atlas Distribution, as set forth by company and division on Schedule B hereto.

          Section 5.02. EXPENSES. Unless otherwise expressly provided in this Agreement or in the Distribution Agreement, each party shall bear any and all expenses that arise from their respective obligations under this Agreement.

          Section 5.03. PAYMENTS. All payments to be made under this Agreement shall be made in immediately available funds.

          Section 5.04. ENTIRE AGREEMENT; TERMINATION OF PRIOR AGREEMENTS OTHER THAN DRESSER AND WESTERN AGREEMENTS.

Except for (1) that certain Tax Separation and Indemnification Agreement dated April 30, 1987 by and among Litton Industries, Inc., Dresser Industries, Inc. and Western Atlas International, Inc. (the "Dresser Agreement"), and (2) that certain Western Tax Agreement dated March 17, 1994 by and between Litton Industries, Inc., and Western Research Holdings, Inc. pertaining to the Dresser Agreement (the "Western Agreement"), this Agreement constitutes the entire agreement of the parties concerning the subject matter hereof and supersedes all other agreements, whether or not written, in respect of any Tax between or among any member or members of the Litton Group, on the one hand, and any member or members of the Western Atlas Group, on the other hand. All such agreements other than the Dresser Agreement and the Western Agreement are hereby cancelled and any rights or obligations existing thereunder are hereby fully and finally settled without any payment by any party thereto. This Agreement may not be amended except by an agreement in writing, signed by the parties hereto. Anything in this Agreement or the Distribution Agreement to the contrary notwithstanding, in the event and to the extent that there shall be a conflict between the provisions of this Agreement and the Distribution Agreement, the provisions of this Agreement shall control. In the event and to the extent that there shall be a conflict between the provisions of this Agreement and the Dresser Agreement or Western Agreement, the provi-sions of the Dresser Agreement or Western Agreement, as the case may be, shall control.

          Section 5.05. NOTICES. All notices and other communications hereunder shall be in writing and shall be personally delivered (provided a receipt is obtained therefor); or mailed by registered or certified mail (return receipt requested); transmitted by telex or telecopy; or sent by private messenger or carrier that issues delivery receipts, to the parties at the following addresses (or at such other addresses for a party as shall be specified by like notice) and shall be deemed given on the date on which such notice is received:

          To Litton or any member of the Litton Group:

               General Counsel
               Litton Industries, Inc.
               Litton Plaza South
               360 North Crescent Drive
               Beverly Hills, CA 90210

          To Western Atlas or any member of the Western

          Atlas Group:

               General Counsel
               Western Atlas Inc.
               Litton Plaza North
               360 North Crescent Drive
               Beverly Hills, CA 90210

          Section 5.06. APPLICATION TO PRESENT AND FUTURE SUBSIDIARIES. This Agreement is being entered into by Litton and Western Atlas on behalf of themselves and each member of the Litton Group and Western Atlas Group, respectively. This Agreement shall constitute a direct obligation of each such member and shall be deemed to have been readopted and affirmed on behalf of any corporation which becomes a member of the Litton Group and Western Atlas Group in the future. Litton and Western Atlas hereby guarantee the performance of all actions, agreements and obligations provided for under this Agreement of each member of the Litton Group and the Western Atlas Group, respectively. Litton and Western Atlas shall, upon the written request of the other, cause any of their respective group members formally to execute this Agreement. This Agreement shall be binding upon, and shall inure to the benefit of, the successors, assigns and persons controlling any of the corporations bound hereby for so long as such successors, assigns or controlling persons are members of the Litton Group or the Western Atlas Group or their successors and assigns.

          Section 5.07. TERM. This Agreement shall commence on the date of execution indicated below and shall continue in effect until otherwise agreed to in writing by Litton and Western Atlas or their successors.

          Section 5.08. TITLES AND HEADINGS. Titles and headings to sections herein are inserted for the convenience of reference only and are not intended to be a part or to affect the meaning or interpretation of this Agreement.

          Section 5.09. LEGAL ENFORCEABILITY. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceabil-ity without invalidating the remaining provisions hereof. Any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provisions in any other jurisdiction. Without prejudice to any rights or remedies otherwise available to any party hereto, each party hereto acknowledges that damages would be an inadequate remedy for any breach of the provisions of this Agreement and agrees that the obligations of the parties hereunder shall be specifically enforceable.

          Section 5.10. FURTHER ASSURANCES. Subject to the provisions hereof, the parties hereto shall make, execute, acknowledge and deliver such other instruments and documents, and take all such other actions, as may be reasonably required in order to effectuate the purposes of this Agreement and to consummate the transactions contemplated hereby. Subject to the provisions hereof, each of the parties shall, in connection with entering into this Agreement, perform its obligations hereunder and take any and all actions relating hereto, comply with all applicable laws, regulations, orders, and decrees, obtain all required consents and approvals and make all required filings with any governmental agency, other regulatory or administrative agency, com-mission or similar authority and promptly provide the other parties with all such information as they may reasonably request in order to be able to comply with the provisions of this sentence.

          Section 5.11. PARTIES IN INTEREST. Except as herein otherwise specifically provided, nothing in this Agreement expressed or implied is intended to confer any right or benefit upon any person, firm or corporation other than the parties and their respective successors and permitted assigns.

          Section 5.12. SETOFF. All payments to be made under this Agreement shall be made without setoff, counterclaim or withholding, all of which are expressly waived.

          Section 5.13. CHANGE OF LAW. If, due to any change in applicable law or regulations or the interpretation thereof by any court of law or other governing body having jurisdiction subsequent to the date of this Agreement, performance of any provision of this Agreement or any transaction contemplated thereby shall become impracticable or impossible, the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such provision.

          Section 5.14. GOVERNING LAW AND INTERPRETATION. This Agreement shall be governed by and construed in accor-dance with the laws of the State of California applicable to agreements made and to be performed in the State of California.

          Section 5.15.  RESOLUTION OF CERTAIN DISPUTES.

          (a) Disagreements between Litton, on the one hand, and the members of the Western Atlas Group, on the other, with respect to amounts that Litton claims are owed by the Western Atlas Group, or that the Western Atlas Group claims are owed by Litton, under Sections 3.03, 3.04 or 3.06 of this Agreement shall be resolved as follows: No later than the last day on which a disputed payment could be timely made pursuant to Section 3.03, 3.04 or 3.06 of this Agreement, as the case may be, the complaining party shall provide written notice to the other party of the amount of the payment with which it disagrees and the basis for such disagreement. Any disagreement that is not resolved by mutual agreement within 30 days of such notice shall be resolved by arbitration pursuant to this Section 5.15. Upon the commencement of the 30-day dispute resolution period specified in the preceding sentence until the time of a final resolution by the arbitrator, the applicable time period for making a disputed payment pursuant to Section 3.03, 3.04 or 3.06 shall be tolled. Such tolling shall not affect the accrual of interest pursuant to Sections 3.03(g), 3.04(b) or 3.06(c).

          (b) Any arbitrator selected pursuant to this Section 5.15 shall have at least five years of experience in the field of corporate taxation, shall be an attorney licensed to practice law in any state of the United States and shall not be or have been employed by or affiliated with either party. The parties shall first attempt to agree on a mutually satisfactory arbitrator. If the parties are unable to agree on a mutually satisfactory arbitrator within 15 days after expiration of the 30-day dispute resolution period specified in subsection
(a) of this Section 5.15, such arbitrator shall be selected by the American Arbitration Association. If the position of an arbitrator is vacated, the person or persons who originally selected the arbitrator to fill such position shall select a new arbitrator to fill the position.

          (c)  Arbitration Procedure.

                    (i) The arbitration shall be conducted in accordance with
               the rules set forth in Exhibit A. The arbitration shall not be conducted under the auspices of the American Arbitration Association.

                    (ii) Each party within 30 days after engagement of the
               arbitrator shall submit to the arbitrator a written statement of the party's position (including the total net amount it asserts is owed by it or is due to it) regarding the total amount in dispute, which position shall be consistent with any notice provided by such party pursuant to subsection (a) of this Section 5.15, together with a copy of such notice.

                    (iii) The arbitrator shall base his decision on the
               following standards. In the case of a factual dispute between the parties, the arbitrator shall make a determination of the correct facts. In the case of a dispute regarding a legal issue or a settlement amount, the arbitrator shall consider the strength of Litton's and Western Atlas's litigation positions (with respect to all issues raised by the taxing authority with whom the settlement was made in a Revenue Agent's Report or similar document) relative to the costs and risks of litigation. Upon making determinations with respect to all issues in dispute the arbitrator shall find in favor of the party whose statement submitted pursuant to paragraph (ii) above proposed the amount closest to the aggregate of the amounts so determined.

                    (iv) The arbitrator shall render a written decision stating only the amount of such decision as soon as practicable. The arbitrator shall also orally explain the bases of such decision to both parties as soon as practicable. If and only if both parties request, the arbitrator shall state the bases of such decision in writing. The arbitrator's decision shall be in an amount equal to one of the total amounts asserted by one of the parties in the written statements submitted pursuant to paragraph
               (ii) above. The arbitrator shall not, and is not authorized to, render a decision in any other amount.

                    (v) The arbitrator's decision shall be final and binding on the parties.

          Section 5.16. CONFIDENTIALITY. Each party shall hold and shall cause its consultants and advisors to hold in strict confidence, unless compelled to disclose by judicial or administrative process or, in the opinion of its counsel, by other requirements of law, all information (other than any such information relating solely to the business or affairs of such party) concerning the other parties hereto furnished it by such other party or its representatives pursuant to this Agreement (except to the extent that such information can be shown to have been (i) previously known by the party to which it was furnished, (ii) in the public domain through no fault of such party, or (iii) later lawfully acquired from other sources by the party to which it was furnished), and each party shall not release or disclose such information to any other person, except its auditors, attorneys, financial advisors, bankers and other consultants and advisors who shall be advised of the provisions of this Agreement. Each party shall be deemed to have satisfied its obligation to hold confidential information concerning or supplied by the other party if it exercises the same care as it takes to preserve confidentiality for its own similar information.

          Section 5.17. LIMITATION ON WAIVERS. The provisions of this Agreement may be waived only if the waiver is in writing and signed by the party making the waiver. No delay or omission in exercising any right under this Agreement will operate as a waiver of the right on any further occasion. No waiver of any particular provision of this Agreement will be treated as a waiver of any other provision, and no waiver of any rights will be deemed a continuing waiver of the same right with respect to subsequent occurrences that give rise to it. All rights given by this Agreement are cumulative to other rights provided for in this Agreement and to any other rights available under applicable law.

          Section 5.18. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.


          Section 5.19. FAIR MEANING. This Agreement shall be construed in accordance with its fair meaning and shall not be construed strictly against the drafter.

          Section 5.20. CONSTRUCTION. In this Agreement, unless the context otherwise requires, the terms "herein," "hereof," "hereto," and "hereunder" refer to this Agreement.

          Section 5.21. TERMINATION. This Agreement may be terminated at any time prior to the Distribution Date, without the approval of Western Atlas, by and in the sole discretion of the Litton Board of Directors. In the event of such termination, no party shall have any liability to the other party from or for the terminated Agreement, except that expenses incurred in connection with the preparation of this Agreement shall be paid as provided in Section 5.02 hereof.

          IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the day and year first written above.


                                       LITTON INDUSTRIES, INC.


                                       By: /s/ Rudolph E. Lang, Jr.
                                           ------------------------------
                                       Title:  Senior Vice President


                                       WESTERN ATLAS INC.


                                       By: /s/ Joseph T. Casey
                                           ------------------------------
                                       Title:  Vice Chairman and
                                               Chief Financial Officer

                                   EXHIBIT "A"

                          ARBITRATION PROCEDURAL RULES


    1.    Administration and Conduct of Arbitration.

          (a) At the discretion of the Arbitrator, an administrative conference with the Arbitrator and the parties and/or their representatives will be scheduled in appropriate cases to expedite the Arbitration proceedings.

          (b) It is intended that the Arbitration be conducted in an expeditious manner and without evidentiary hearing or oral presentation and argument, unless the Arbitrator determines, at any time, that an evidentiary hearing, and/or oral presentation or argument is desired by the Arbitrator for the rendition of an award or a decision. However, the Arbitrator shall fix limits on the duration of any such evidentiary hearing and/or oral presentation and argument, in advance, with time equally divided between the parties.

          (c) On such schedule as may be established by the Arbitrator, each of the parties shall submit simultaneous briefs, including exhibits, to the Arbitrator supporting their respective positions. There shall be no limit to the number of pages included in such briefs or to the number of exhibits. Each party shall have a reasonable opportunity, as determined by the Arbitrator, to reply to the brief of the other. The Arbitrator shall have the right to request additional written statements of all or any of the parties; provided that each party shall have the reasonable opportunity to reply to any such additional statements submitted in response to the request of the Arbitrator.

    2.    Fixing of Locale.

          The parties may mutually agree to the locale where the Arbitration is to be held. If the parties cannot agree on the locale, the Arbitrator shall have the power to determine the locale and its decision shall be final and binding.

    3.    Date, Time and Place of Hearing.

          The Arbitrator shall set the date, time, and place for any hearing. The Arbitrator shall mail to each party notice thereof at least ten days in advance, unless the parties by mutual agreement waive such notice or modify the terms thereof.

    4.    Postponements.

          The Arbitrator for good cause shown may postpone any hearing upon the request of a party or upon the Arbitrator's own initiative, and shall also grant such postponement when all of the parties agree thereto.

    5.    Oaths.

          Before proceeding with the first hearing, the Arbitrator may take an oath of office and, if required by law, shall do so. The Arbitrator may require witnesses to testify under oath administered by any duly qualified person and, if it is required by law, shall do so.

    6.    Order of Proceedings and Communication
          with Arbitrator.

          (a) A hearing shall be opened by the filing of the oath of the Arbitrator, where required, and by the recording of the date, time, and place of the hearing, and the presence of the Arbitrator, the parties, and their representatives, if any.

          (b) The Arbitrator may, at the beginning of the hearing, ask for statements clarifying the issues involved.

          (c) The complaining party shall then present evidence and/or argument, as required by the Arbitrator, to support its claim. The defending party shall then present evidence and/or argument supporting its position and responding to the position of the other. Witnesses, if any, for each party shall submit to questions or other examination. The Arbitrator has the discretion to vary this procedure but, within the time limits specified above, shall afford a full and equal opportunity to all parties for the presentation of any material and relevant evidence.

          (d) Exhibits, when offered by either party, may be received in evidence by the Arbitrator. The names and addresses of any witnesses and a description of the exhibits in the order received shall be made a part of the record.

          (e) There shall be no direct communication between the parties and the Arbitrator other than at oral hearing, unless the parties and the Arbitrator agree in writing.

    7. Arbitration in the Absence of a Party or Representative

          Unless the law provides to the contrary, the Arbitration may proceed in the absence of any party or representative who, after due notice, fails to be present or fails to obtain a postponement ("absence in default"). An award shall not be made solely on the default of a party.

The Arbitrator shall require the party who is present to submit such evidence as the Arbitrator may require for the making of an award.

    8.    Evidence.

          (a) The parties may offer such evidence as is relevant and material to the dispute and shall produce such evidence as the Arbitrator may deem necessary to an understanding and determination of the dispute.

          (b) The Arbitrator shall be the judge of the relevance and materiality of the evidence offered, and conformity to legal rules of evidence shall not be necessary. All evidence shall be taken in the presence of the Arbitrator and all of the parties, except where any of the parties is absent in default or has waived the right to be present.

    9.    Evidence by Affidavit and Post-Hearing Filing of
          Documents or Other Evidence.

          (a) The Arbitrator may receive and consider the evidence of witnesses by affidavit, but shall give it only such weight as the Arbitrator deems it to be entitled to after consideration of any objection made to its admission.

          (b) If the parties agree or the Arbitrator directs that documents or other evidence be submitted to the Arbitrator after the hearing, the documents or other evidence shall be filed with the Arbitrator. All parties shall be afforded an opportunity to examine such documents or other evidence.

     10.  Closing of Hearing.

          If satisfied that the record is complete, the Arbitrator shall declare the hearing closed and a minute thereof shall be recorded. If briefs are to be filed, the hearing shall be declared closed as of the final date set by the Arbitrator for the receipt of briefs. If documents are to be filed as provided in Section 9 and the date set for their receipt is later than that set for the receipt of briefs, the later date shall be the date of closing of the hearing.

     11.  Reopening of Hearing.

          The hearing may be reopened on the Arbitrator's initiative at any time before the award is made. If reopening the hearing would prevent the making of the award within the specified time limit, the matter may not be reopened unless the parties agree on an extension of time.

12.  Waiver of Oral Hearing.

          The parties may provide, by written agreement, for the waiver of oral hearing in any case.

     13.  Waiver of Rules.

          Any party who proceeds with the Arbitration after knowledge that any provision or requirement of these rules has not been complied with and who fails to state an objection thereto in writing shall be deemed to have waived the right to object.

     14.  Extensions of Time.

          The parties may modify any period of time by mutual agreement. The Arbitrator may for good cause extend any period of time established by these rules, except the time for making the award. The Arbitrator shall notify the parties of any extension.

     15.  Serving of Notice.

          Each party shall be deemed to have consented that any papers, notices, or process necessary or proper for the initiation or continuation of an Arbitration under these rules, for any court action in connection therewith, or for the entry of judgment on any award made under these rules may be served on a party by mail addressed to the party or its representative at the last known address or by personal service, in or outside the state where the Arbitration is to be held, provided that reasonable opportunity to be heard with regard thereto has been granted to the party.

     16.  Time of the Award.

          The award shall be made promptly by the Arbitrator and, unless otherwise agreed by the parties in writing or specified by law, no later than thirty days from the date of closing the hearing, or, if oral hearings have not been held, from the date of the transmittal of the final briefs, statements and proofs to the Arbitrator.

     17.  Award upon Settlement.

          If the parties settle their dispute during the course of the Arbitration, the Arbitrator may set forth the terms of the agreed settlement in an award. Such an award is referred to as a consent award.

     18.  Delivery of Award to Parties.

          Parties shall accept as legal delivery of the award the placing of the award or a true copy thereof in the mail addressed to a party or its representative at the last known address, personal service of the award, or the filing of the award in any other manner that is permitted by law.

     19.  Applications to Court and Exclusion of Liability.

          (a) No judicial proceeding by a party relating to the subject matter of the Arbitration shall be deemed a waiver of the party's right to arbitrate.

          (b) Parties to these rules shall be deemed to have consented that judgment upon the Arbitration award may be entered in any federal or state court having jurisdiction thereof.

     20.  Interpretation and Application of Rules.

          The Arbitrator shall interpret and apply these rules insofar as they relate to the Arbitrator's powers and duties. If there is more than one Arbitrator and a difference arises among them concerning the meaning or application of these rules, it shall be decided by a majority vote.

     21.  Complex Procedures.

          Notwithstanding the foregoing, if the parties mutually agree, any Arbitration to be conducted between the parties may be conducted in the manner provided for in the Supplementary Procedure for Large Complex Disputes of the American Arbitration Association, with such modification as the parties may agree upon.

                                                                    SCHEDULE A

                          Tax Sharing Agreement


Western Atlas Group corporations:


          ACTIVE CORPORATIONS:


     1.   Western Atlas Inc, (formerly Litton Industrial Automation
               Systems), parent

     2. Western Research holdings, Inc. (formerly WG of America Holdings, Inc.) and subsidiaries

     3.   Intermec Corporation and subsidiaries

     4.   Grand Design, Inc.

     5.   J.S. McNamara Company

     6.   Standard Components Corp. and subsidiary

     7.   Litton UHS International, Inc.

     8.   M M & E, Inc.

     9.   Litton Industrial Services, Inc, and subsidiary

     10.  LITCOM Canada Inc.

     11.  LITCOM U.K. Limited

     12.  Lamb - Unima Maschinenbau GmbH (formerly
               F. Jos. Lamb GmbH)

     13.  General Partner I Corp. and partnership interest

     14.  Limited Partner I Corp. and partnership interest


          INACTIVE CORPORATIONS:

               Gardner Machine Company

               Stanko Litton Corporation

                                                                    Schedule B

                              TAX SHARING AGREEMENT


DISK: NEWCO FINANCIALS            NEWCO
FILE: HEWTAX                SUMMARY OF TAX BALANCES
        30-Sep-93             AS OF JULY 31, 1993
       05:29 PM
                                                 FEDERAL         STATE
     COMPANY                        COMPANY        TAX            TAX
      NAME                          NUMBER       BALANCES       BALANCES
- -------------------------           -------      --------       --------
MATERIAL HANDLING                   M01010       $  5,333       $  (216)

LAMB U.S.                           M02410          3,700             2

LAMB CANADA                         M02420          3,657

LAMB EUROPE                         M02430          1,934

ELIMINATOR                          M02499            791

GRINDING MACHINES                   M02610          1,138           214

LANDIS LUND                         M02630          2,168

DISC GRINDERS &
  ABRASIVES                         M02640         (1,768)          (44)

INTERMEC:                           M06110
  PRE-ACQUISITION RESERVES (A)                        455
  OTHER                                              (698)          212

SOFTWARE SYSTEMS                    M06120            (76)          (16)

IAS ADMINISTRATION                  M09010           (310)

WESTERN ATLAS                       P09010        (14,942)        1,464

LIASI CORPORATE                     Z00050        (20,977)       (1,578)

LITTON U.K.                         Z00076           (815)

CORE DATABASE (B)                                  25,145
                                                 --------       -------
  TOTAL                                          $  4,735       $    38
                                                 ========       =======


NOTE: THE ABOVE AMOUNTS REPRESENT THE COMBINED TOTAL OF ACCRUED
      AND DEFERRED TAX BALANCES ON THE BALANCE SHEET AS OF
      JULY 31, 1993.


(A) REPRESENTS RESERVES FOR PRE-ACQUISITION ISSUES.
(B) AMOUNT IS NET OF AMORTIZATION.


                              WESTERN TAX AGREEMENT


                    This Western Tax Agreement (the "Agreement") is

          made and entered into on and as of March 17, 1994 by and

          between Litton Industries, Inc., a Delaware corporation

          ("Litton") and Western Research Holdings, Inc., a Delaware

          corporation ("Western").

                    WHEREAS, Dresser Industries, Inc., a Delaware

          corporation ("Dresser"), Litton and Western Geophysical

          Company of America, a Delaware corporation (Western

          Geophysical") executed an Amalgamation Agreement dated April

          30, 1987, (the "Amalgamation Agreement") pursuant to which

          Dresser contributed certain assets to Western Atlas

          International, In. ("Western Atlas International") and

          Litton caused Western Geophysical to contribute

          substantially all of its assets to Western Atlas

          International, in exchange for stock and the assumption of certain liabilities by Western Atlas International;

                    WHEREAS, on the date of and in connection with the

          Amalgamation agreement, dresser, Litton and Western Atlas

          International entered into a Tax Separation and

          Indemnification Agreement (the "Litton/Dresser Agreement")

          in order to provide, among other things, for the allocation among the parties of certain tax liabilities;

                    WHEREAS, Western is the successor by merger to

          Western Geophysical;

                    WHEREAS, on or about March 17, 1994 Litton intends

          to distribute (the "Distribution") to holders of its common stock all the issued and outstanding common stock of Western

          Atlas Inc., a Delaware corporation ("Western Atlas");

                    WHEREAS, as a result of transactions contemplated

          as part of the Distribution, Western will become a

          subsidiary of Western Atlas;

                    WHEREAS, Litton and Western Atlas intend to enter

          into a Tax Sharing Agreement in connection with the

          Distribution to provide, among other things, for the

          allocation of certain tax liabilities between Litton and its present and future subsidiaries on the one hand, and Western

          Atlas and its present and future subsidiaries on the other

          (the "Tax Sharing Agreement");

                    WHEREAS, in light of the Distribution and the Tax

          Sharing Agreement, the parties wish to clarify their

          respective rights and obligations under the Litton/Dresser

          Agreement;

                    NOW, THEREFORE, in consideration of the mutual

          promises made herein, the parties hereto agree for the

          purpose of the Litton/Dresser Agreement only and for no

          other purpose:

                    (1)  As between the parties hereto, the term

          "Litton Parties" as used in the Litton/Dresser Agreement

          shall mean Litton, notwithstanding any contrary definition of such term in the Litton/Dresser Agreement of the

          Amalgamation Agreement;

                    (2)  Litton agrees to pay any amounts payable by

          "Litton Parties" pursuant to the Litton/Dresser Agreement;

          and

                    (3)  If any amount payable to "Litton Parties"

          pursuant to the Litton/Dresser Agreement is paid to Western,

          Western agrees to immediately pay such amount to Litton; and

                    (4)  Section 3 of the Litton/Dresser Agreement

          shall be interpreted consistently with the concepts

          underlying subsections (c) and (d) of Section 3.03 of the

          Tax Sharing Agreement, and neither party shall be required to make any payment pursuant to section 3 of the

          Litton/Dresser Agreement with respect to any taxable period unless the Taxes paid of payable by such party with respect to such taxable period are lower than the Taxes that would have been paid or payable by such party in the absence of

          the "adjustment"described in Section 3(a) or 3(b), as the

          case may be, of the Litton/Dresser Agreement.  For purposes of the preceding sentence, "Taxes" shall have the meaning

          assigned to such term in the Tax Sharing Agreement.

                    IN WITNESS WHEREOF, the parties hereto, intending

          to be legally bound, have caused this Agreement to be

          executed by their duly authorized representatives on and as of the day and date first above set forth.


                                     LITTON INDUSTRIES, INC.

                                     By: /s/Rudolph E. Lang, Jr.
                                         ---------------------------
                                     Title:  Senior Vice President



                                     WESTERN RESEARCH HOLDINGS, INC.

                                     By: /s/Joseph T. Casey
                                         ---------------------------
                                     Title:  President